Exhibit 5.1

October 13, 2009

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Dear Sirs:

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as Alberta counsel for Gastar Exploration Ltd. (the “Company”) in connection with the Registration Statement of the Company relating to the registration of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) common shares of the Company (the “Common Shares”); (ii) preferred shares of the Company, of one or more series (the “Preferred Shares”); and (iii) rights to purchase Common Shares or other securities (the “Rights” and together with the Common Shares and the Preferred Shares, the “Securities”), in each case at prices and on terms to be determined at the time of sale and be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement, provided that the aggregate offering prices of the Securities shall not exceed $250,000,000.

In this regard, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	the articles of amalgamation and bylaws of the Company, each as amended as of the date hereof;

2.	the Registration Statement;

3.	a Certificate of Status (the “Certificate of Status”) in respect of the Company electronically retrieved from the official records of the Corporate Registry as maintained by the Registrar of Corporations (the “Registrar”) in the Province of Alberta; and

4.	such other certificates, statutes and other corporate records, agreements, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have considered such questions of law as we have considered appropriate, and have assumed that:

1.	all information contained in all documents reviewed by us is true and correct;

2.	all signatures on all documents examined by us are genuine;

3.	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

4.	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

5.	a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby;

BURNET, DUCKWORTH & PALMER LLP	October 13, 2009

6.	all Securities will be issued and sold in compliance with applicable securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

7.	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

8.	a definitive rights or similar agreement with respect to any Rights offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

9.	any Securities issuable upon conversion, exchange or exercise of any Security will be duly authorized, created and reserved for issuance upon such conversion, exchange or exercise;

10.	at the time of any offering or sale of any Securities, the Company shall have such number and type of Securities being offered or sold, authorized or created and available for issuance;

11.	prior to the offering or sale of any Preferred Shares, the board of directors of the Company (the “Board”) shall have duly designated the series of such Preferred Shares and fixed the rights, privileges, restrictions and conditions attaching thereto, and the Company shall have duly filed articles of amendment in respect thereof with the Registrar;

12.	all cheques, bank drafts and other methods of payment delivered (including wire transfer) in consideration for Securities will be honoured upon presentation or otherwise result in the receipt by the Company of the funds represented by such cheques, bank drafts or other methods of payment;

13.	the form and terms of any Rights offered and their issuance and sale has been duly established in conformity with the applicable definitive rights or similar agreement; and

14.	the form and terms of any Preferred Shares and Rights, the issuance, sale and delivery thereof by the Company, and the performance by the Company of its obligations thereunder in accordance with the terms thereof, will not violate, result in a default under or breach the articles of incorporation, bylaws or any other constating documents of the Company, or any applicable law (including without limitation the Business Corporations Act (Alberta) and Securities Act (Alberta)), rule, regulation, order, judgment, decree, award or agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company.

BURNET, DUCKWORTH & PALMER LLP	October 13, 2009

For the purpose of the opinions expressed in paragraph 1, we have relied solely upon the Certificate of Status.

The use herein of the phrase “fully paid and non-assessable” in respect of Securities means that the holder of such Securities will not, after the issuance to them of such Securities, be liable to pay further amounts to the Company in respect of the issue, conversion or exercise price payable for such Securities.

Based upon and subject to the foregoing and to the qualifications hereinafter set forth, we are of the opinion that:

1.	the Company is amalgamated under the Business Corporations Act (Alberta) and is a valid and subsisting corporation; and

2.	When:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of the offering of any Securities and any related matters; and

(b)	the Company has received full consideration for such Securities and certificates representing such Securities have been duly executed, countersigned, authenticated, registered and delivered:

(i)	in accordance with the Registration Statement, Prospectus Supplement and applicable definitive purchase, underwriting, rights or similar agreement approved by the Board; or

(ii)	upon conversion, exchange or exercise of any other Security in accordance with the terms of, or the instrument governing, such other Security;

such Securities will be validly issued, fully paid and non-assessable, and, if applicable, such Rights will constitute legal and binding obligations of the Company.

The opinions expressed herein with respect to the legal and binding effect of the Rights are subject to the qualifications that such legal and binding effect may be limited by:

1.	applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or winding up laws or other similar laws of general application affecting creditors’ rights generally;

2.	equitable principles, including the principle that equitable remedies such as specific performance and injunctive relief are available only in the discretion of the applicable court (regardless of whether enforcement is considered in proceedings at law or in equity), and no opinion is given about any specific remedy that may be granted, imposed, or rendered by such court;

3.	the equitable, statutory and inherent powers of courts to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments;

BURNET, DUCKWORTH & PALMER LLP	October 13, 2009

4.	a court being unable to obtain jurisdiction over all necessary and indispensable parties to any proceedings before it to enforce any rights or similar agreement;

5.	rights to indemnity and contribution under rights or similar agreements may be limited under applicable law and may or may not be ordered by a court on grounds of public policy and may therefore not be available in any particular instance;

6.	the validity, binding nature and enforceability of provisions in any rights or similar agreement which purport to sever therefrom any provision which is unenforceable or invalid under applicable law without affecting the enforceability or validity of the remainder of such agreement would be determined in the discretion of the court;

7.	the failure to exercise a right of action within a period prescribed in the applicable legislation governing the limitation of actions may act as a bar to enforcement of such rights at any time thereafter; and

8.	the costs of and incidental to proceedings authorized to be taken in court or before a judge are within the discretion of the court or judge before which such proceedings are brought and a court or judge has full power to determine by whom and to what extent the costs of such proceedings will be paid.

We are qualified to practice law in the Province of Alberta and our opinions herein are restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein as at the date hereof.

We hereby consent to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

This opinion is being furnished for the sole benefit of the addressees hereof for the purposes provided herein and may not be relied upon or distributed to any other person or entity or for any other purpose without our prior written consent.

Yours truly,

BURNET, DUCKWORTH & PALMER LLP

(signed) “Burnet, Duckworth & Palmer LLP”